Exhibit 99.1

Press RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA  19073

FOR IMMEDIATE RELEASE

GMH COMMUNITIES TRUST REPORTS

2005 SECOND QUARTER AND SIX-MONTH RESULTS

NEWTOWN SQUARE, PA – August 11, 2005 – GMH Communities Trust (NYSE: GCT) today reported results for the second quarter and six-month period ended June 30, 2005.  Financial and operating highlights for the second quarter include the following:

Quarterly Highlights

•                  Second quarter 2005 net income of $1.6 million, or $0.05 earnings per diluted share, and funds from operations (FFO) of $12.1 million, or $0.20 per diluted share, in line with the Company’s guidance.

•                  Declared second quarter cash dividend of $0.2275 per common share that was paid on July 15, 2005.

•                  Acquired eight student housing properties, containing a total of 1,354 units and 4,300 beds, and one land parcel, for an aggregate purchase price of $146.4 million, including the placement of $65.6 million of debt and the issuance of approximately 1.9 million units of limited partnership interest in the Company’s operating partnership valued at approximately $27.5 million.

•                  Placed $23.6 million of fixed-rate mortgage debt on two previously unencumbered student housing properties located in State College, PA.

•                  As of June 30, 2005, the Company’s student housing portfolio totaled 46 properties, containing 8,444 units with 28,134 beds, and two land parcels.

•                  Provided management services for 21 student housing properties not owned by the Company, containing a total of 4,798 units and 13,921 beds.

•                  Selected by the U.S. Department of the Army to be its private sector partner for the design, development, construction, renovation and management of family military housing at Fort Gordon, located near Augusta, Georgia.  The project, expected to have a six-year initial development period with estimated project costs of $145 million, covers 1,232 end-state housing units.

“We are pleased by our 2005 second quarter operating results which we believe reflect the effectiveness of our business plan and our leadership position in both student and military housing,” stated Gary M. Holloway, Sr., Chairman, President and Chief Executive Officer.  “We remain focused on enhancing internal growth and are very proud of our team’s pre-leasing efforts for the 2005-2006 academic year.  As of August 11, 2005, we were 95.2% pre-leased compared to 92.1% in 2004.  As we look to build a portfolio of the highest quality student housing assets, our stringent acquisition strategy continues to serve us well.    Looking ahead to the remainder of 2005, we continue to see ample opportunities for strategic, accretive acquisitions and currently have approximately $105 million of assets under contract and $61 million under letter of intent.”

“We also continue to build momentum in our military housing division. During the quarter, we were selected by the Department of the Army to be its private sector partner at Fort Gordon, located near Augusta, Georgia.  We also officially partnered with the Army in July to provide family housing at the Fort Bliss/White Sands Missile Range Project.  These two projects, expected to have six-year initial development periods with combined estimated projects costs of $590 million, cover 4,509 end-state units.  We also have an outstanding proposal with the Army that covers approximately 2,500 end-state housing units and a projected initial development cost of $300 million.  We remain well positioned to compete for additional military housing opportunities and, in the quarters ahead, anticipate bidding on five to seven military base projects for a total of approximately 6,700 housing units with estimated initial development period costs of $780 million,” added Mr. Holloway.

Results of Operations

The Company reported net income for the second quarter ended June 30, 2005 of $1.6 million, or $0.05 per diluted share, on total revenues of $50.6 million.  FFO for the quarter was $12.1 million, or $0.20 per diluted share, in line with the Company’s earlier guidance.  The Company had 61,878,439 weighted-average diluted common shares and units of limited partnership interests outstanding during this period.

For the six months ended June 30, 2005, the Company reported net income of $3.4 million, or $0.11 per diluted share, on total revenues of $92.8 million.  FFO for the six month period was $22.3 million, or $0.36 per diluted share.  The Company had 61,806,301 weighted-average diluted common shares and units of limited partnership interests outstanding during this period.

Reconciliations of FFO to net income, and FFO per share to earnings per share, the most directly comparable GAAP measures, are included in a schedule accompanying this press release.

2005 Second Quarter Dividend

On June 6, 2005, the Company declared a regular quarterly dividend of $0.2275 per share on its common shares of beneficial interest.  The dividend was paid on July 15, 2005 to shareholders of record at the close of business on June 29, 2005.

Recent Developments

In July 2005, the Company announced the following events:

•                  Officially partnered with the Department of the Army, to design, build, manage and maintain the military family housing at Fort Bliss, El Paso, Texas and the White Sands Missile Range, near Las Cruces, New Mexico. As previously announced, the Company had been selected by the Army to finalize the plans for the 50-year term of the Fort Bliss and White Sands Project.  The finalized plans include a six-year initial development period with estimated project costs of $445 million and covering 3,277 end-state housing units;

•                  Acquired Seminole Suites, a 264 unit/924 bed Class A, purpose-built student housing property serving Florida State University, Tallahassee Community College and Florida A & M University in Tallahassee, Florida.  The property was acquired for a purchase price of approximately $33.3 million, including the placement of approximately $20.4 million in new 10-year, fixed-rate mortgage debt on the property; and

•                  Completed the acquisition of The Commons, a 132 unit/528 bed Class A, purpose-built student housing property located in Harrisonburg, Virginia. This property was the remaining asset in a regional student housing portfolio that was acquired by the Company in June 2005. The entire portfolio includes three student housing properties that serve the James Madison University in Harrisonburg, Virginia, and another student housing property and adjoining land parcel that serve the Tennessee State University located in Johnson City, Tennessee. The Company completed the acquisition of The Commons upon receipt of lender approval for the assumption of approximately $6.6 million in existing mortgage debt on the property.

Reaffirms 2005 Outlook

The Company also reaffirms its previously disclosed guidance of the 2005 fiscal year FFO per diluted share range of $0.85 to $0.90 and earnings per diluted share range of $0.18 to $0.20.  A reconciliation of this expected range of the 2005 FFO per diluted share to earnings per diluted share was provided in the Company’s press release dated February 24, 2005 announcing 2004 fourth quarter and year-end results, a copy of which is available under the Investor Relations section of the Company’s website at www.gmhcommunities.com, and was also included as an exhibit to the Company’s Form 8-K furnished to the Securities and Exchange Commission on February 25, 2005.  This guidance is based on our judgment and current expectations and is forward-looking.  The actual results for the year ending December 31, 2005 may be affected by various factors, including, but not limited to, the following:  timing and amount of additional student housing acquisitions and award of additional military housing privatization projects; the effects on our military housing privatization projects to the extent that bases under such projects are approved for closure or realignment under the final Base Realignment and Closure (BRAC) initiatives to be approved by the President in the Fall of 2005; the leasing rates at our student housing properties; changes in interest rates; the availability and terms of additional financing sources; changes in competition throughout our industry; the amount of occupancy turnover costs related to our student housing business; and occupancy rates and level of development, construction and renovations performed with respect to our military housing privatization projects during 2005.

Webcast and Conference Call Details

Management will conduct a conference call and live audio webcast at 10:00 a.m. Eastern Daylight Time on Friday, August 12, 2005 to review the Company’s quarterly results.

The conference call dial-in number is 303-262-2130.  An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at the Investor Relations section of the Company’s website at www.gmhcommunities.com or www.earnings.com.  Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.  A replay of the webcast also will be available at the Company’s website for 30 days following the call.

Supplemental Information

The Company produces a supplemental information package that provides details regarding its operating performance, investing activities and overall financial position.  For a copy of this detailed supplemental information package, please visit the Company’s website at www.gmhcommunities.com under the Investor Relations section.

Non-GAAP Financial Measures

This press release contains non-GAAP (“Generally Accepted Accounting Principles”) information that is generally provided by most publicly traded REITS and that we believe may be of interest to the investment community.  Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in a schedule accompanying this press release.  Details regarding the Company’s methodology for computing capitalization rates for its student housing properties is included in the supplemental information package referred to above.

About GMH Communities Trust

GMH Communities Trust (www.gmhcommunities.com) is a publicly traded Maryland real estate investment trust (REIT).  We are a self-advised, self-managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing at bases throughout the United States. GMH Communities also provides property management services to third party owners of student housing properties, including colleges, universities, and other private owners.  The Company is based in Newtown Square, PA and employs more than 1,400 people throughout the United States.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are

“forward-looking statements.”  Forward-looking statements can be identified by the use of words such as “may,” “ will,” “should,” “expect,” “estimate” or other comparable terminology, and include statements such as those regarding our business strategy; expectations regarding the amount and timing of our student housing acquisition pipeline; acquisition of additional military housing projects; and estimated capitalization rates that we expect to obtain on our student housing properties.  These statements are inherently subject to risks and uncertainties, including changes in our business strategy and increased competition in the student and military housing industries in general; our ability to acquire additional properties and projects within our anticipated timeframe or at all; changes in interest rates and our capital resources, including the availability of our credit facility or ability to obtain additional equity or debt financing; and the other risks relating to our business presented in our Annual Report on Form 10-K for the year ended December 31, 2004 and other periodic reports, as filed with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information contact:

At The Company	Beckerman Public Relations	Financial Relations Board
Kathleen M. Grim	Kathleen Pallas	Claire Koeneman	Joe Calabrese
kgrim@gmh-inc.com	(Media Contact)	(Analyst Info)	(General)
610-355-8206	(908) 781-6420	(312) 640-6745	(212) 827-3772
10 Campus Blvd.	kathleen@beckermanpr.com
Newtown Square, PA 19073

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See Supplemental Information Package for Additional Financial

GMH COMMUNITIES TRUST

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30,	December 31,
	2005	2004
ASSETS
Real estate investments:
Student housing properties	$957,348	$638,635
Accumulated depreciation	(13,213)	(3,905)
	944,135	634,730
Corporate assets:
Corporate assets	7,589	11,625
Accumulated depreciation	(339)	(241)
	7,250	11,384

Cash and cash equivalents	16,404	60,926
Restricted cash	8,830	2,313
Accounts and other receivables:
Related party	14,765	9,309
Third party	2,496	2,257
Investments in military housing projects	37,077	39,482
Deferred contract costs	834	126
Deferred financing costs, net	3,645	2,820
Lease intangibles, net	3,426	4,994
Deposits	2,643	1,848
Other assets	4,865	2,872
Total assets	$1,046,370	$773,061

LIABILITIES AND BENEFICIARIES’ EQUITY
Notes payable	$551,100	$370,007
Line of credit	71,000	—
Accounts payable:
Related party	25	277
Third party	777	1,160
Accrued expenses	15,760	9,308
Dividends and distributions payable	13,664	9,583
Other liabilities	7,130	4,907
Total liabilities	659,456	395,242

Minority interest	201,558	182,118

Beneficiaries’ equity:
Common shares	30	30
Additional paid-in capital	200,372	200,276
Cumulative earnings	3,630	251
Cumulative distributions	(18,676)	(4,856)
Total beneficiaries’ equity	185,356	195,701
Total liabilities and beneficiaries’ equity	$1,046,370	$773,061

GMH COMMUNITIES TRUST

CONSOLIDATED STATEMENT OF OPERATIONS

Three and six months ended June 30, 2005

(unaudited, in thousands, except share and per share data)

	Three months ended June 30, 2005	Six months ended June 30, 2005

REVENUE:
Rent and other property income	$29,763	$55,676
Expense reimbursements:
Related party	12,991	21,732
Third party	1,303	2,577
Management fees:
Related party	1,645	3,513
Third party	1,011	1,651
Other fee income- related party	3,850	7,543
Other income	56	133
Total revenue	50,619	92,825

OPERATING EXPENSES:
Property operating expenses	11,901	22,594
Reimbursed expenses	14,294	24,309
Real estate taxes	2,568	4,575
Administrative expenses	2,741	5,673
Depreciation and amortization	8,070	14,844
Interest	6,840	12,247
Total operating expenses	46,414	84,242
Income before minority interest and income taxes	4,205	8,583
Minority interest	2,490	4,263
Income before income taxes	1,715	4,320
Income taxes	153	938
Net income	$1,562	$3,382

PER SHARE DATA:
Basic income per common share	$0.05	$0.11

Basic weighted-average shares outstanding	30,350,989	30,350,989

Diluted income per common share	$0.05	$0.11

Diluted weighted-average shares/units outstanding	32,170,083	32,171,712

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Funds From Operations (“FFO”)FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors.  We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest expense, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and lease intangible related amortization. The GAAP measure that we believe to be most directly comparable to FFO is net income (loss), which includes depreciation and amortization expense, gains or losses on property sales and minority interest.  In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders.  In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs.  The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.  Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

The following table presents a reconciliation of our FFO to our net income, and FFO per share to EPS and diluted FFO per share to diluted EPS, for the periods shown below:

GMH COMMUNITIES TRUST

FUNDS FROM OPERATIONS (FFO) AND ADJUSTED FUNDS FROM OPERATIONS (AFFO)

Three and six months ended June 30, 2005

(unaudited, in thousands, except share and per share data)

	Three months ended June 30, 2005	Six months ended June 30, 2005
FUNDS FROM OPERATIONS (FFO):
Net income	$1,562	$3,382

Add:
Minority interest	2,490	4,263
Depreciation on real property	5,127	9,379
Amortization of lease intangibles	2,895	5,230
FFO	$12,074	$22,254

FFO per share/unit - basic	$0.20	$0.37
Weighted-average shares/units outstanding - basic	60,059,346	59,985,578

FFO per share/unit - fully diluted	$0.20	$0.36
Weighted-average shares/units outstanding - fully diluted	61,878,439	61,806,301

EPS - basic	$0.05	$0.11
Weighted-average shares outstanding - basic	30,350,989	30,350,989

EPS - fully diluted	$0.05	$0.11
Weighted-average shares outstanding - fully diluted	32,170,083	32,171,712

ADJUSTED FUNDS FROM OPERATIONS (AFFO):
FFO	$12,074	$22,254
Add (deduct):

Depreciation on non-real estate assets	63	236
Amortization of deferred financing costs	248	574
Amortization of deferred compensation costs	25	46
Second generation capital expenditures (1)	(365)	(865)
AFFO	$12,045	$22,245

(1)   Excludes first generation costs, which consist of capital expenditures anticipated at the time a property is acquired.